Exhibit 99.1

Tri-Tech Holding Establishes Offices in the U.S. and India; Announces New R&D Base in Tianjin

Press Release Source: Tri-Tech Holding Inc. On Thursday May 20, 2010, 9:00 am EDT

BEIJING, May 20 /PRNewswire-Asia-FirstCall/ — Tri-Tech Holding Inc. (Nasdaq:TRIT - News), a premier Chinese company that engineers, manages and monitors municipal sewer systems, natural waterways and other water resources, announced today that it has established new offices in the United States and India and a new research and development base in Tianjin, China.

In the U.S., Tri-Tech has set up a wholly-owned subsidiary Tri-Tech Infrastructure, LLC (Tri-Tech U.S.). Registered in Delaware, Tri-Tech U.S. will focus on developing advanced pollution control equipment, design and engineering and technical service capabilities to support its businesses in China and India.

In India, Tri-Tech Infrastructure (India) Private Limited (Tri-Tech India) is a joint venture with Allied Energy Systems Pvt. Ltd., a leading Indian environmental protection enterprise. Tri-Tech India will target the rapidly growing Indian industrial water treatment, wastewater treatment and municipal water supply market under engineering, procurement and construction contracts. Tri-Tech India will also engage in water resources product and equipment sales within India and neighboring markets. Currently, Tri-Tech has five executives working in India, three of them dedicated to water treatment projects for power generation plants and two working on municipal wastewater treatment projects.

Tri-Tech also has established a new R&D facility, Tianjin Baoding Environmental Technology Ltd. (Tianjin Baoding), in the Tianjin Baodi Economic Development Area. As the R&D base for Tri-Tech, Tianjin Baoding will focus on research and deployment, pilot testing, pre-installation and pre-assembly and manufacturing of the company’s proprietary products.

Tri-Tech CEO Warren Zhao said, “The establishment of our first two overseas offices is a major milestone in Tri-Tech’s growth. We are entering these enormous international markets that we expect will provide us with important new business growth. India, as an emerging country, has huge potential as an environmental protection business market. With our new R&D facility, we will be able to lower equipment costs, reduce our reliance on outsourcing and generate new revenue streams by selling our own hardware.”

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. Tri-tech owns seven software copyrights and two technological patents and employs 140 people. Please visit http://www.tri-tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion of the project referenced herein and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Investors Contact:
Hawk Associates
Frank Hawkins
Tel: +1-305-451-1888
Email: tritech@hawkassociates.com